Exhibit 10.8

FIGHT LIBRARY COPYRIGHT PURCHASE AGREEMENT

THIS FIGHT LIBRARY COPYRIGHT PURCHASE AGREEMENT (the “Agreement”), dated as of September 15, 2015 (the “Effective Date”), is entered into by and among LOUIS NEGLIA’S MARTIAL ARTS KARATE, INC., a New York corporation (“Seller”) and ALLIANCE MMA, INC., a Delaware corporation (“Buyer”).

WHEREAS, Seller is engaged in promoting and conducting mixed martial arts events at various venues under the “Ring of Combat” and “Louis Neglia’s Ring of Combat” brands together with kickboxing promotions under the “Louis Neglia’s Kickboxing” brand, and owns rights in the copyrighted audio visual recordings of such events (the “Fight Library”); and

WHEREAS, the Buyer desires to purchase the Seller’s interests in the Fight Library together with the assets of approximately fifteen other companies (the “Target Companies”) primarily engaged in the business of promoting and conducting mixed martial arts events throughout the United States or providing services related to such events; and

WHEREAS, the closing of the acquisition of the assets of the Target Companies, including the closing of the transactions contemplated by this Agreement (collectively, the “Target Company Transactions”) will occur substantially contemporaneously with the consummation of an initial underwritten public offering of Buyer’s common stock (as more particularly defined herein, the “IPO”); and

WHEREAS, the IPO and the Target Company Transactions will be described in a Registration Statement on Form S-1 of the Buyer (the “Registration Statement”) that will be filed with the Securities and Exchange Commission (“Commission”) pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder (“Securities Act”); and

WHEREAS, the Seller desires to provide for the sale of the Fight Library on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements and provisions herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

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ARTICLE 1

DEFINITIONS

1.1          Definitions. The following terms have the following meanings when used herein:

“Affiliate” shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For purposes of this definition, the terms “control,” “controlled by” and “under common control with” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person and, in the case of an entity, shall require (i) in the case of a corporate entity, direct or indirect ownership of at least a majority of the securities having the right to vote for the election of directors, and (ii) in the case of a non-corporate entity, direct or indirect ownership of at least a majority of the equity interests with the power to direct the management and policies of such non-corporate entity.

“Agreement” means this Asset Purchase Agreement, including all Schedules and Exhibits hereto, as it may be amended from time to time in accordance with its terms.

“Buyer” has the meaning set forth in the preamble hereto.

“Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

“Closing” means the closing of the purchase and sale of the Fight Library contemplated by this Agreement which shall occur substantially concurrently with the closing of the IPO.

“Closing Date” means the date set forth in Section 4.1.

“Copyright Transfer Agreement” means the Copyright Transfer Agreement in substantially the form attached hereto as Exhibit A.

“Confidential Information” has the meaning set forth in Section 12.3.

“Encumbrance” shall mean any interest, consensual or otherwise, in property, whether real, personal or mixed property or assets, tangible or intangible, securing an obligation owed to, or a claim by a third Person, or otherwise evidencing an interest of a Person other than the owner of the property, whether such interest is based on common law, statute or contract, and including, but not limited to, any security interest, security title or lien arising from a mortgage, recordation of abstract of judgment, deed of trust, deed to secure debt, encumbrance, restriction, charge, covenant, claim, exception, encroachment, easement, right of way, license, permit, pledge, conditional sale, option trust (constructive or otherwise) or trust receipt or a lease, consignment or bailment for security purposes and other title exceptions and encumbrances affecting the property.

“Escrow Agent” means Mazzeo Song & Bradham LLP.

“Escrow Agreement” means the Escrow Agreement in substantially the form attached hereto as Exhibit B.

“Future Shows” has the meaning set forth in Section 9.3.

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“Copyrights” means (a) any rights in original works of authorship fixed in any tangible medium of expression as set forth in 17 U.S.C. § 101 et. seq.; (b) all registrations for and applications to register the foregoing anywhere in the world; (c) all foreign counterparts and analogous rights anywhere in the world; and (d) all rights in and to any of the foregoing, in each case related to the Fight Library.

“IPO” means an underwritten public offering of shares of Common Stock or other equity interests which generates cash proceeds sufficient to close on the Target Company Transactions pursuant to which the Common Stock or other equity interests will be listed or quoted on a Trading Market.

“Law” means any federal, state, local or foreign law, statute, code, ordinance, rule or regulation (including rules of any self-regulatory organization).

“Order” shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court or other Governmental Authority; or (b) agreement with any Governmental Authority entered into in connection with any Proceeding.

“Other Agreements” means, collectively, the Copyright Assignment Agreement and the Agreement.

“Person” means any individual, corporation, partnership, limited partnership, joint venture, limited liability company, trust or unincorporated organization, governmental entity, government or any agency or political subdivision thereof.

“Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Purchase Price” has the meaning set forth in Section 3.1.

“Registration Statement” has the meaning set forth in the recitals.

“Seller” has the meaning set forth in the preamble hereto.

“Target Companies” has the meaning set forth in the recitals.

“Target Company Transactions” has the meaning set forth in the recitals.

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“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

ARTICLE 2

PURCHASE AND SALE

2.1          Agreement to Purchase and Sell Fight Library. Subject to the terms and conditions contained herein, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and accept from Seller, free and clear from all Encumbrances, all of Seller’s right, title and interest in and to the Copyrights in the Fight Library.

ARTICLE 3

PURCHASE PRICE

3.1          Purchase Price. The purchase price (“Purchase Price”) for the Copyrights in the Fight Library shall be One Hundred and Fifty-Five Thousand and no/100 dollars ($155,000.00).

3.2          Payment of Purchase Price. Subject to Section 3.3 below, the Purchase Price shall be paid in cash at the Closing.

3.3          Escrow. Upon the Effective Date Buyer will deliver Fifteen Thousand Five Hundred and no/100 dollars ($15,500.00) of the Purchase Price to the Escrow Agent to be placed in escrow under the terms of the Escrow Agreement and will be released to Seller on the earlier of the Closing Date or March 1, 2016.

ARTICLE 4

CLOSING

4.1          Closing Date. The Closing shall take place substantially concurrently with the closing of the IPO (such date, the “Closing Date”) at a place and location to be agreed upon between Buyer and Seller, subject to the satisfaction or waiver of each of the conditions set forth in Article 8.

4.2          Transactions at Closing. At the Closing, subject to the terms and conditions hereof:

(a)          Transfer of Copyrights to Fight Library and Seller’s Closing Deliveries. Seller shall transfer and convey or cause to be transferred and conveyed to Buyer all of the Copyrights to the Fight Library and Seller shall execute and deliver to Buyer each of the Other Agreements and such other good and sufficient instruments of transfer and conveyance as shall be necessary to vest in Buyer title to all of the Copyrights to the Fight Library or as shall be reasonably requested by the Buyer. The Seller shall also deliver to Buyer the Seller Officer’s Certificate required by Section 8.2(b) and all other documents required to be delivered by Seller at Closing pursuant hereto.

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(b)          Payment of Purchase Price. In consideration for the transfer of the the Copyrights to the Fight Library and other transactions contemplated hereby Buyer shall deliver the Purchase Price to the Seller and shall execute and deliver to Seller each of the Other Agreements, as well as the Buyer Officer’s Certificate required by Section 8.1(b) and all other documents required to be delivered by Buyer at Closing pursuant hereto or as shall be reasonably requested by Seller.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

5.1          Organization. Seller is a corporation duly organized and validly existing in good standing under the laws of the State of New York.

5.2          Due Authorization.

(a)          Seller has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Other Agreements, and the execution and delivery of this Agreement and the Other Agreements and the performance of all of its obligations hereunder and thereunder has been duly and validly authorized and approved by all necessary corporate action of the Seller, including approval of this Agreement and the Other Agreements by the board of directors of the Seller.

(b)          Subject to obtaining any consents of Persons listed on Schedule 5.5, the signing, delivery and performance of this Agreement and the Other Agreements by Seller is not prohibited or limited by, and will not result in the breach of or a default under, or conflict with any obligation of Seller with respect to the Copyrights in the Fight Library under any material agreement or instrument to which Seller is a party. This Agreement has been, and on the Closing Date the Other Agreements will have been, duly executed and delivered by Seller and constitutes, or, in the case of the Other Agreements, will constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting creditors’ rights generally.

5.3          Title. Other than as set forth on Schedule 5.3, the Copyrights in the Fight Library are owned legally and beneficially by Seller with good and transferable title thereto, free and clear of all Encumbrances. At the Closing, Buyer will receive legal and beneficial title to all of the Copyrights in the Fight Library, free and clear of all Encumbrances.

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5.4          Intellectual Property. Identified on Schedule 5.4 is a complete and accurate list of the Copyrights in the Fighter Library setting forth (a) the date the audiovisual work was recorded, (b) the author of the work, (c) the agreement pursuant to which the Seller’s rights in the audiovisual work have been assigned to Seller or otherwise vest, (d) the fighters on the card depicted in the audiovisual work, and (e) the duration of the audiovisual work. Except as set forth on Schedule 5.4, the Copyrights in the Fighter Library is owned free and clear of all Encumbrances. Except as set forth on Schedule 5.4, the Copyrights in the Fighter Library is not the subject of any pending adverse claim or, to Seller’s knowledge, the subject of any threatened litigation or claim of infringement or misappropriation. Except as set forth on Schedule 5.4, the Seller has not violated the terms of any license pursuant to which any part of the Copyrights in the Fighter Library has been licensed by the Seller. To Seller’s knowledge, except as set forth on Schedule 5.4, the Copyrights in the Fighter Library does not infringe on any intellectual property rights of any other Person. Except as set forth on Schedule 5.4, the Copyrights in the Fighter Library will continue to be available for use by Buyer from and after the Closing at no additional cost to Buyer.

5.5          Consents. Except as set forth on Schedule 5.5, no notice to, filing with, authorization of, exemption by, or consent of any Person is required for Seller to consummate the transactions contemplated hereby.

5.6          Absence of Undisclosed Liabilities. To Seller’s knowledge, Seller has not incurred any material liabilities or obligations with respect to the Copyrights in the Fight Library (whether accrued, absolute, contingent or otherwise), which continue to be outstanding, except as otherwise expressly disclosed in this Agreement.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

6.1          Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its property and to carry on its business as it is now being conducted.

6.2          Due Authorization. Buyer has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Other Agreements and the execution and delivery of this Agreement and the Other Agreements and the performance of all of its obligations hereunder and thereunder has been duly and validly authorized and approved by all necessary corporate action of the Buyer. This Agreement has been, and on the Closing Date the Other Agreements will have been, duly executed and delivered by Buyer and constitutes, or, in the case of the Other Agreements will constitute, the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting creditors’ rights generally.

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ARTICLE 7

COVENANTS AND CONDUCT OF SELLER

FROM THE DATE OF EXECUTION OF THIS AGREEMENT TO THE CLOSING DATE

Seller and the Seller, jointly and severally, covenant that from the date of the execution of this Agreement to the Closing Date, Seller shall:

7.1          Encumbrance of Copyrights in the Fighter Library. Not cause any Encumbrance of any kind to be placed upon any of the Copyrights in the Fight Library.

7.2          Disposition of Copyrights in the Fighter Library. Not sell or transfer any of the Copyrights in the Fight Library, except for single commercial end user licenses on a fight-by-fight basis in each case in the ordinary course of business and consistent with past practice.

ARTICLE 8

CONDITIONS TO CLOSING

8.1          Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions (any one or more of which may be waived in whole or in part by Seller):

(a)          Performance of Agreements and Conditions. All agreements and covenants to be performed and satisfied by Buyer hereunder on or prior to the Closing Date shall have been duly performed and satisfied by Buyer in all material respects.

(b)          Representations and Warranties True. The representations and warranties of Buyer contained in this Agreement that are qualified as to materiality shall be true and correct, and all other representations and warranties of Buyer contained in this Agreement shall be true and correct except for breaches of, or inaccuracies in, such representations and warranties that, in the aggregate, would not have a material adverse effect on the expected benefits to Seller of the transactions contemplated by this Agreement taken as a whole, in each such case on and as of the Closing Date, with the same effect as though made on and as of the Closing Date, and there shall be delivered to Seller on the Closing Date a certificate, in form of Exhibit C attached hereto, executed by the Chief Executive Officer of Buyer to that effect (the “Buyer Officer’s Certificate”).

(c)          Payment of Purchase Price. Buyer shall have paid the Purchase Price.

(d)          No Action or Proceeding. No legal or regulatory action or proceeding shall be pending or threatened by any Person to enjoin, restrict or prohibit the purchase and sale of the Copyrights in the Fight Library contemplated hereby.

(e)          Other Agreements. Buyer shall have delivered to Seller a duly executed copy of each of the Other Agreements.

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(f)          Required Consents. Seller shall have obtained all consents of or notification to any third parties required by the terms of any agreement related to the Copyrights in the Fighter Library for Seller to assign it rights to the Copyrights in the Fighter Library to Buyer as contemplated by this Agreement.

8.2          Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions (any one or more of which may be waived in whole or in part by Buyer):

(a)          Performance of Agreements and Covenants. All agreements and covenants to be performed and satisfied by Seller hereunder on or prior to the Closing Date shall have been duly performed and satisfied by Seller in all material respects.

(b)          Representations and Warranties True. The representations and warranties of Seller contained in this Agreement that are qualified as to materiality shall be true and correct, and all other representations and warranties of Seller contained in this Agreement shall be true and correct except for breaches of, or inaccuracies in, such representations and warranties that, in the aggregate, would not have a material adverse effect on the Copyrights in the Fight Library, in each such case on and as of the Closing Date with the same effect as though made on and as of the Closing Date (except for those representations and warranties that specifically refer to some other date), and there shall be delivered by Seller on the Closing Date a certificate, in form of Exhibit D attached hereto, executed by the Chief Executive Officer of Seller to that effect (the “Seller Officer’s Certificate”).

(c)          No Action or Proceeding. No legal or regulatory action or proceeding shall be pending or threatened by any Person to enjoin, restrict or prohibit the purchase and sale of the Copyrights in the Fight Library contemplated hereby.

(d)          Other Agreements. Seller shall have delivered to Buyer a duly executed copy of each of the Other Agreements to which it is a party.

(e)          Required Consents. Seller shall have obtained all consents of or notification to any third parties required by the terms of any agreement for Seller to assign it rights in the Copyrights in the Fighter Library to Buyer as contemplated by this Agreement.

(f)          IPO. Buyer shall have completed the IPO.

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ARTICLE 9

POST-CLOSING COVENANTS, OTHER AGREEMENTS

9.1          Availability of Records. After the Closing, Buyer, shall make available to Seller as reasonably requested by Seller, its agents and representatives, all information, records and documents relating to the Copyrights in the Fight Library for all periods prior to Closing. Prior to destroying any records related to the Copyrights in the Fighter Library for the period prior to the Closing, Buyer shall notify Seller ninety (90) days in advance of any such proposed destruction of its intent to destroy such records, and Buyer will permit Seller to retain any such records.

9.2          Post-Closing Delivery. Seller agrees to arrange for physical delivery to Buyer of all audiovisual works and records related to the Copyrights in the Fight Library in Seller’s possession. The Copyrights in the Fight Library will be delivered to Buyer in electronic form consistent with common industry practice.

9.3          Additional Copyrights. From and after the Closing Buyer shall have the exclusive right to create audiovisual works memorializing any and all kickboxing and mixed martial arts events promoted by Seller or Louis Neglia, or any Person owned or controlled by Seller or Louis Neglia, whether promoted under the “Ring of Combat”, “Louis Neglia’s Ring of Combat”, or the “Louis Neglia’s Kickboxing” brands (“Future Shows”). Seller shall notify Buyer at the beginning of each calendar year (at least 30 days prior to the first scheduled promotion) with a proposed schedule of Future Shows for the upcoming year including the event venue. Buyer will identify which particular Future Shows it intends to record within 30 days of receipt of the schedule of Future Shows. Seller shall have the right to record (or have any other Person record) any Future Shows that Buyer elects not to record and shall retain all rights in such Future Shows. For each MMA event Buyer elects to record it shall pay Seller the sum of $2,000.00, and for each kickboxing event Buyer elects to record it shall pay Seller the sum of $1,000.00, in each case due at the date of the relevant event. Buyer shall exclusively own all copyrights in and to any Future Shows recorded by Buyer or its agents. Buyer shall be responsible for complying with all policies or other requirements for audiovisual recordings at the venue where such Future Show is to be held and shall be solely responsible for the audiovisual production elements of the show and the expenses related thereto (number of cameras, format, lighting, etc.).

ARTICLE 10

INDEMNIFICATION

10.1         Indemnification by Seller. Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against any Losses (defined below) resulting from the breach of any representations, warranties, covenants or agreements made by Seller in this Agreement or the Other Agreements. For purposes of this Agreement, “Losses” shall mean all actual liabilities, losses, costs, damages, penalties, assessments, demands, claims, causes of action, including, without limitation, reasonable attorneys’, accountants’ and consultants’ fees and expenses and court costs, including punitive, indirect, consequential or other similar damages. Losses shall include punitive, indirect, consequential or similar damages only for claims brought by third parties.

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10.2         Certain Limitations. Notwithstanding anything to the contrary contained in this Agreement: (i) Seller shall not be required to indemnify Buyer hereunder for its breach of any representation or warranty unless and until the aggregate amount of Losses arising from such types of breaches shall exceed $25,000.00 and at such time as the aggregate amount of Losses exceeds such amount the obligation to indemnify shall include all Losses including the first $25,000.00; and (ii) Seller shall not be liable to provide indemnification hereunder in an aggregate amount in excess of the Purchase Price.

ARTICLE 11

TERMINATION AND SURVIVAL

11.1         Termination of Agreement. This Agreement may be terminated at any time prior to the Closing Date as follows:

(a)          with the mutual consent of Buyer and Seller;

(b)          by Buyer, if it is not then in material breach of its obligations under this Agreement and if (A) any of Seller’s representations and warranties contained in this Agreement shall be inaccurate such that the condition set forth in Section 8.2(b) would not be satisfied, or (B) any of covenants contained in this Agreement shall have been breached such that the condition set forth in Section 8.2(a) would not be satisfied; provided, however, that Buyer shall not terminate this Agreement under this Section on account of any breach or inaccuracy that is curable by Seller unless Seller fails to cure such inaccuracy or breach within ten (10) Business Days after receiving written notice from Buyer of such inaccuracy or breach; or

(c)          by Seller, if it is not then in material breach of its obligations under this Agreement and if (A) any of Buyer’s representations and warranties contained in this Agreement shall be inaccurate such that the condition set forth in Section 8.1(b) would not be satisfied, or (B) any of Buyer’s covenants contained in this Agreement shall have been breached such that the condition set forth in Section 8.1(a) would not be satisfied; provided, however, that Seller shall not terminate this Agreement under this Section on account of any breach or inaccuracy that is curable by Buyer unless Buyer fails to cure such inaccuracy or breach within ten (10) Business Days after receiving written notice from Seller of such inaccuracy or breach.

(d)          by Buyer or Seller if the Closing has not occurred on or prior to June 30, 2016, as such date may be extended by mutual agreement of Buyer and Seller, upon written notice by Buyer to Seller or Seller to Buyer; provided that the Person providing notice of termination is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement.

11.2         Procedure Upon Termination. In the event of termination and abandonment by Buyer or Seller, or both, pursuant to Section 11.1 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Copyrights in the Fight Library hereunder shall be abandoned, without further action by Buyer or Seller. If this Agreement is terminated as provided herein each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

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11.3         Effect of Termination.

(a)          In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Buyer or Seller; provided, however, that the obligations of the parties set forth in Article 10, this Section 11.3 and Sections 12.2, 12.3, 12.5, 12.6, 12.8, 12.12, and 12.13 hereof shall survive any such termination and shall be enforceable hereunder.

(b)          Nothing in this Section 11.3 shall relieve Buyer or Seller of any liability for a material breach of this Agreement prior to the date of termination, the damages recoverable by the non-breaching party shall include all attorneys’ fees reasonably incurred by such party in connection with the transactions contemplated hereby.

11.4         Survival of Representations and Warranties. Except with respect to (a) the covenants of Buyer and Seller which are intended to survive the Closing, (b) Seller’s representations provided for in Section 5.2(a) and 5.3 which survive indefinitely, (c) Seller’s representations provided for in Sections 5.4 which survive until the applicable statute of limitations expires with respect to claims arising under such Section, and (d) Buyer’s representation provided for in Section 6.2 which survives indefinitely, the representations and warranties of each of the parties hereto shall survive the Closing for a period of twenty-four (24) months.

ARTICLE 12

MISCELLANEOUS

12.1         Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment shall be made by either party without the prior express written consent of the other party.

12.2         Confidentiality. All information gained by either party concerning the other as a result of the transactions contemplated hereby (“Confidential Information”), including the execution and consummation of the Target Transactions and the transactions contemplated hereby and the terms thereof and information obtained by Buyer and its representatives in conducting due diligence respecting Seller and the Copyrights in the Fight Library, will be kept in strict confidence. All Confidential Information will be used only for the purpose of consummating the transactions contemplated hereby. Following the Closing, all Confidential Information relating to the Copyrights in the Fighter Library disclosed by Seller to Buyer shall become the Confidential Information of Buyer. Neither Seller nor Buyer shall, without having previously informed the other party about the form, content and timing of any such announcement, make any public disclosure with respect to the Confidential Information or transactions contemplated hereby, except:

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(a)          As may be required by the Securities Act for inclusion in the Registration Statement; or

(b)          As may be required by applicable Law provided that, in any such event, the party required to make the disclosure will (I) provide the other party with prompt written notice of any such requirement so that such other party may seek a protective order or other appropriate remedy, (II) consult with and exercise in good faith all reasonable efforts to mutually agree with the other party regarding the nature, extent and form of such disclosure, (III) limit disclosure of Confidential Information to what is legally required to be disclosed, and (IV) exercise its best efforts to preserve the confidentiality of any such Confidential Information; or

(c)          Buyer may disclose the terms of this Agreement and the transactions contemplated hereby to an actual or prospective underwriter, lender, investor, partner or agent, subject to a non-disclosure agreement pursuant to which such lender, investor, partner or agent agrees to be bound by the terms of this Section 12.2; or

(d)          Disclosure to a party’s representatives and advisors in connection with advising such party and preparing its tax returns.

12.3         Expenses. Each party shall bear its own expenses with respect to the transactions contemplated by this Agreement.

12.4         Severability. Each of the provisions contained in this Agreement shall be severable, and the unenforceability of one shall not affect the enforceability of any others or of the remainder of this Agreement.

12.5         Entire Agreement. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by all of the parties hereto. This Agreement and the Other Agreements contain the entire agreement of the parties hereto with respect to the transactions covered hereby, superseding all negotiations, prior discussions and preliminary agreements made prior to the date hereof.

12.6         No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied (including Article 10), shall give or be construed to give to any Person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

12.7         Waiver. The failure of any party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof. Any waiver hereunder shall be effective only if delivered to the other party hereto in writing by the party making such waiver.

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12.8         Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware without regard to the conflicts of laws provisions thereof.

12.9         Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

12.10         Counterparts. The parties may execute this Agreement in one or more counterparts, and each fully executed counterpart shall be deemed an original.

12.11         Further Documents. Each of Buyer and Seller shall, and shall cause its respective Affiliates to, at the request of another party, execute and deliver to such other party all such further instruments, assignments, assurances and other documents as such other party may reasonably request in connection with the carrying out of this Agreement and the transactions contemplated hereby.

12.12         Notices. All communications, notices and consents provided for herein shall be in writing and be given in person or by means of facsimile (with request for assurance of receipt in a manner typical with respect to communications of that type and confirmation by mail), by overnight courier or by registered or certified mail, and shall become effective: (a) on delivery if given in person; (b) on the date of transmission if sent by facsimile; (c) one (1) Business Day after delivery to the overnight service; or (d) four (4) Business Days after being mailed, with proper postage and documentation, for first-class registered or certified mail, prepaid.

Notices shall be addressed as follows:

If to Buyer, to:

Alliance MMA, Inc.

590 Madison Avenue, 21st Floor

New York, New York 10022

Attention: Paul K. Danner, III, CEO

Phone: (212) 739-7825

Facsimile: (212) 658-9291

with copies to:

Mazzeo Song & Bradham LLP

444 Madison Avenue, 4th Floor

New York, NY 10022

Attention: Robert L. Mazzeo, Esq.

Phone: (212) 599-0310

Fax: (212) 599-8400

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If to Seller, to:

Louis Neglia’s Martial Arts Karate, Inc.

d/b/a Louis Neglia’s Ring of Combat

65 Avenue U

Brooklyn, NY 11223

Attention: Louis Neglia

Phone: (516) 458-4989

provided, however, at the time of mailing or within three (3) Business Days thereafter there is or occurs a labor dispute or other event that might reasonably be expected to disrupt the delivery of documents by mail, any communication, notice or consent provided for herein shall be given in person or by means of facsimile or by overnight courier, and further provide that if any party shall have designated a different address by notice to the others, then to the last address so designated.

12.13         Schedules. Buyer and Seller agree that any disclosure in any Schedule attached hereto shall (a) constitute a disclosure only under such specific Schedule and shall not constitute a disclosure under any other Schedule referred to herein unless a specific cross-reference to another Schedule is provided or such disclosure is otherwise clear from the context of the disclosure in such Schedule and (b) not establish any threshold of materiality. Seller or Buyer may, from time to time prior to or at the Closing, by notice in accordance with the terms of this Agreement, supplement or amend any Schedule, including one or more supplements or amendments to correct any matter which would constitute a breach of any representation, warranty, covenant or obligation contained herein. No such supplemental or amended Schedule shall be deemed to cure any breach for purposes of Section 8.2(b). If, however, the Closing occurs, any such supplement and amendment will be effective to cure and correct for all other purposes any breach of any representation, warranty, covenant or obligation which would have existed if Seller or Buyer had not made such supplement or amendment, and all references to any Schedule hereto which is supplemented or amended as provided in this Section 12.13 shall for all purposes at and after the Closing be deemed to be a reference to such Schedule as so supplemented or amended.

12.14         Construction. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other gender as the context requires.

12.15         Knowledge. As used herein, Seller will be deemed to have knowledge of a particular fact or matter only if Louis Neglia is actually aware of the fact or matter, or with the exercise of reasonable diligence should have been aware of the fact or mater.

14

12.16         Submission to Jurisdiction. Each of Buyer and Seller (a) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or any other federal or state court in the State of Delaware if it is determined that the Court of Chancery does not have jurisdiction over such action) in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other party with respect thereto. Either party may make service on the other party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 12.12. Nothing in this Section 12.16, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

12.17         Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH ANY MATTER WHICH IS THE SUBJECT OF THIS AGREEMENT, THE OTHER AGREEMENTS OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[Signature Page to Fight Library Copyright Purchase Agreement Follows]

15

[Signature Page to Fight Library Copyright Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

SELLER:

LOUIS NEGLIA’S MARTIAL ARTS KARATE, INC.

By:
Name: Louis Neglia
Title: CEO

BUYER:

ALLIANCE MMA, INC.

By:
Name: Joseph Gamberale
Title: Director

16

EXHIBITS AND SCHEDULES

Exhibits

Exhibit A:	Form of Copyright Transfer Agreement
Exhibit B:	Form of Escrow Agreement
Exhibit C:	Form of Buyer Officer’s Certificate
Exhibit D:	Form of Seller Officer’s Certificate

Schedules

Schedule 5.3	Title
Schedule 5.4	Intellectual Property
Schedule 5.5	Required Consents

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Exhibit A

COPYRIGHT TRANSFER AGREEMENT

This COPYRIGHT TRANSFER AGREEMENT dated as of ______ __, 2016 is entered into by and among LOUIS NEGLIA’S MARTIAL ARTS KARATE, INC., a New York corporation (“Assignor”) and ALLIANCE MMA, INC., a Delaware corporation (“Assignee”) and is delivered pursuant to, and subject to the terms of, that certain FIGHT LIBRARY COPYRIGHT PURCHASE AGREEMENT, dated as of September 15, 2015 (the “Copyright Purchase Agreement”), by and among Assignor and Assignee.

WHEREAS, Assignor has good and marketable rights and title in and to copyrights listed on Schedule 1 attached hereto (the “Copyrights”); and

WHEREAS, Assignee desires to acquire Assignor’s rights and title in and to the Copyrights and Assignor desires to assign to the Assignee its rights and title in and to the Copyrights.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.          Assignor hereby transfers, assigns and otherwise conveys to Assignee, all of Assignor’s rights, title, and interest in, to, and under the following:

A. the Copyrights and applications for registration of copyrights included in the Copyrights, and all corresponding rights, including, without limitation, moral rights, that are or may be secured under the laws of the United States or any other jurisdiction, now or hereafter in effect; and

B. all proceeds of the Copyrights transferred pursuant to subsection 1(A) above, including, without limitation, the right to sue for, and collect on, (i) any claim by Assignor against third parties for past, present, or future infringement of the such Copyrights, and (ii) any income, royalties, or payments due or payable and related exclusively to such Copyrights as of the date of this assignment or thereafter.

2.          Assignor authorizes the pertinent officials of the United States Copyright Office and the pertinent official of similar offices or governmental agencies in any applicable jurisdictions outside the United States to record the transfer of the Copyrights and related registrations and applications for registration set forth on Schedule A to Assignee as assignee of Assignor’s entire rights, title and interest therein. Assignor agrees to further execute any documents reasonably necessary to effect the assignment specified herein or to confirm Assignee’s ownership of the Copyrights.

A-1

3.          The terms of the Copyright Purchase Agreement are incorporated herein by reference. Except as set forth herein, the rights and obligations of the Assignor and Assignee set forth in the Copyright Purchase Agreement remain unmodified. Capitalized terms used herein or in the Schedule A hereto but not otherwise defined herein or in the Schedule 1 hereto shall have the respective meanings given to them in the Copyright Purchase Agreement.

4.          This Copyright Transfer Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware without regard to the conflicts of laws provisions thereof.

5.          This Copyright Transfer Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

[Signature Page for Copyright Transfer Agreement to follow]

A-2

[Signature Page for Copyright Property Transfer Agreement]

IN WITNESS WHEREOF, the Assignor and Assignee have caused this Intellectual Property Transfer Agreement to be duly executed and authorized as of the date hereof.

ASSIGNOR:

LOUIS NEGLIA’S MARTIAL ARTS KARATE, INC.

By:
Name: Louis Neglia
Title: CEO

ASSIGNEE:

ALLIANCE MMA, INC.

By:
Name: Joseph Gamberale
Title: Director

A-3

SCHEDULE A

COPYRIGHTS

The Ring of Combat Fight Library including all Ring of Combat MMA and Kick Boxing Event Shows listed in the Go Fight Live MMA video database including any derivative works of such shows, together with all other copyrights in and to all the copyrightable materials included in the Copyrights in the Fight Library.

A-4

Exhibit B

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”), dated as of ______ __, 2016 (the “Effective Date”) is entered into by and among ALLIANCE MMA, INC., a Delaware corporation (“Company”), NEGLIA’S MARTIAL ARTS KARATE, INC., a New York corporation (“Seller”), and Mazzeo Song & Bradham LLP, a New York limited liability partnership (“Escrow Agent”) and is delivered pursuant to, and subject to the terms of, that certain Fight Library Copyright Purchase Agreement, dated as of September 15, 2015 (the “Copyright Purchase Agreement”), by and among Company and Seller. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Copyright Purchase Agreement.

WHEREAS, as an inducement for the Seller to enter into the Copyright Purchase Agreement the Company has agreed to place $15,500.00 in escrow to be credited against the Purchase Price for the Copyrights to the Fight Library.

WHEREAS, pursuant to the requirements of the Copyright Purchase Agreement, the Company, the Seller and the Escrow Agent have agreed to establish an escrow on the terms and conditions set forth in this Agreement;

WHEREAS, the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement; and

NOW, THEREFORE, in consideration of the mutual promises of the parties and the terms and conditions hereof, the parties hereby agree as follows:

1.          Appointment of Escrow Agent. The Seller and the Company hereby appoint Mazzeo Song & Bradham LLP as Escrow Agent to act in accordance with the terms and conditions set forth in this Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

2.          Establishment of Escrow. Upon the Effective Date, the Company shall deliver, or cause to be delivered, to the Escrow Agent cash in the amount of Twenty Five Thousand and no/100 dollars ($25,000.00) the (“Escrowed Funds”).

3.          Release of the Escrowed Funds. The Escrow Agent shall release the Escrowed Funds to the Seller upon the earlier of the Closing Date and March 1, 2016.

4.          Duration. This Agreement shall terminate on the earlier of the Closing Date and March 1, 2016.

B-1

5.          Interpleader. Should any controversy arise among the parties hereto with respect to this Agreement or with respect to the right to receive the Escrowed Funds, the Escrow Agent shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. Escrow Agent is also each hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing the Escrow Agent. If Escrow Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 5 shall be filed in any court of competent jurisdiction in the State of New York, and the Escrowed Funds shall be deposited with the court and in such event Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Agreement with respect to the Escrow Funds and any other obligations hereunder.

6.          Exculpation and Indemnification of Escrow Agent.

(a)          Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise. Escrow Agent acts under this Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such Person’s obligations hereunder or under any such document. Except for this Agreement and instructions to Escrow Agent pursuant to the terms of this Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the Persons referred to herein, notwithstanding its knowledge thereof.

(b)          Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, absent gross negligence or willful misconduct. Escrow Agent may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper Person or Persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries.

B-2

(c)          The Company and the Seller each hereby, jointly and severally, indemnify and hold harmless Escrow Agent and its principals, partners, agents, employees and affiliates from and against any expenses, including reasonable attorneys’ fees and disbursements, damages or losses suffered by Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Agreement or the services of Escrow Agent hereunder; except, that if Escrow Agent is guilty of willful misconduct, gross negligence or fraud under this Agreement, then Escrow Agent will bear all losses, damages and expenses arising as a result of such willful misconduct, gross negligence or fraud. Promptly after the receipt by Escrow Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent will notify the other parties hereto in writing. For the purposes hereof, the terms “expense” and “loss” will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys’ fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 8 shall survive the termination of this Agreement.

7.          Resignation of Escrow Agent. At any time, upon ten (10) Business Days’ written notice to the Company, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company the Escrow Shares held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-day period following the giving of notice of resignation by Escrow Agent, the Company shall have failed to appoint a successor escrow agent, Escrow Agent may interplead the Escrow Shares into the registry of any court having jurisdiction.

8.          Records. Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent and at the requesting party’s expense.

9.          Notice. All notices, communications and instructions required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier, to the addresses set forth in the Asset Purchase Agreement or provided to the Escrow Agent in writing under separate cover.

10.         Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

B-3

11.         Assignment and Modification. This Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. No other Person will acquire or have any rights under, or by virtue of, this Agreement. No portion of the Escrow Shares shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the cancellation or disbursement thereof to such party hereto in accordance with the provisions of this Agreement. This Agreement may be amended or modified only in writing signed by all of the parties hereto.

12.         Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

13.         Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

14.         Attorneys’ Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

[Signature Page to Escrow Agreement Follows]

B-4

[Signature Page to Escrow Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date set forth opposite their respective names.

ESCROW AGENT:

Mazzeo Song & Bradham LLP

By:
Name: Robert L. Mazzeo, Esq.
Title: Partner

SELLER:

LOUIS NEGLIA’S MARTIAL ARTS KARATE, INC.

By:
Name: Louis Neglia
Title: CEO

COMPANY:

ALLIANCE MMA, INC.

By:
Name: Joseph Gamberale
Title: Director

B-5

Exhibit C

OFFICER’S CERTIFICATE

OF

ALLIANCE MMA, INC.

Reference is made to that certain FIGHT LIBRARY COPYRIGHT PURCHASE AGREEMENT (the “Agreement”), dated as of September 15, 2015 (the “Effective Date”) by and among LOUIS NEGLIA’S MARTIAL ARTS KARATE, INC., a New York corporation (“Seller”) and ALLIANCE MMA, INC., a Delaware corporation (“Buyer”). Capitalized terms used herein and not otherwise defined herein shall have the meaning given to them in the Agreement.

The undersigned hereby certifies, on behalf of the Buyer on the Closing Date, that:

(a)          he is the Chief Executive Officer of Buyer, and

(b)          each of the conditions specified in clauses (a) through (f) of Section 8.1 of the Agreement are satisfied in all respects.

(c)          the representations and warranties of Buyer contained in Article 6 of Agreement that are qualified as to materiality are true and correct, and all other representations and warranties of Seller contained in Article 5 of the Agreement are true and correct except for breaches of, or inaccuracies in, such representations and warranties that, in the aggregate, would not have a material adverse effect on the expected benefits to Seller or the Seller of the transactions contemplated by the Agreement taken as a whole.

Dated as of __________ __, 2016.

ALLIANCE MMA, INC.

By:
Name:
Title: Chief Executive Officer

C-1

Exhibit D

OFFICER’S CERTIFICATE

OF

LOUIS NEGLIA’S MARTIAL ARTS KARATE, INC.

FIGHT LIBRARY COPYRIGHT PURCHASE AGREEMENT (the “Agreement”), dated as of September 15, 2015 (the “Effective Date”) by and among LOUIS NEGLIA’S MARTIAL ARTS KARATE, INC., a New York corporation (“Seller”) and ALLIANCE MMA, INC., a Delaware corporation (“Buyer”). Capitalized terms used herein and not otherwise defined herein shall have the meaning given to them in the Agreement.

The undersigned hereby certifies, on behalf of the Seller on the Closing Date, that:

(a)          he is the Chief Executive Officer of Seller, and

(b)          each of the conditions specified in clauses (a) through (f) of Section 8.2 of the Agreement are satisfied in all respects.

(c)          the representations and warranties of Seller and the Seller contained in Article 5 of Agreement that are qualified as to materiality are true and correct, and all other representations and warranties of Seller and the Seller contained in Article 5 of the Agreement are true and correct except for breaches of, or inaccuracies in, such representations and warranties that, in the aggregate, would not have a material adverse effect on the expected benefits to Buyer of the transactions contemplated by the Agreement taken as a whole.

Dated as of __________ __, 2016.

LOUIS NEGLIA’S MARTIAL ARTS KARATE, INC.

By:
Name: Louis Neglia
Title: Chief Executive Officer

D-1